Exhibit 99.1

MSC Industrial Direct Co., Inc. 75 Maxess Road Melville, New York 11747-3151 Tel. 800.645.7270 Fax. 800.255.5067 www.mscdirect.com news

Investor Contact:

John G. Chironna

VP Investor Relations & Treasurer

MSC Industrial Direct Co., Inc.

(516) 812-1216

Media Contact:

Rachel Rosenblatt

FTI Consulting – Strategic Communications

(212) 850-5600

For Immediate Release

MSC INDUSTRIAL DIRECT CO., INC. REPORTS RESULTS

FOR ITS FISCAL 2013 FIRST QUARTER

- Net Sales of $577.5 Million in Fiscal 2013 First Quarter -

- Adjusted Diluted Earnings per Share Increase 6.3% to $1.01, GAAP Diluted Earnings per Share Increase
5.3% to $1.00 in Fiscal 2013 First Quarter -

Melville, NY, January 10, 2013 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), “MSC” or the “Company,” the premier distributor of Metalworking and Maintenance, Repair and Operations (“MRO”) supplies to industrial customers throughout the United States, today reported financial results for its fiscal first quarter ended December 1, 2012.

Net sales for the first quarter of fiscal 2013 were $577.5 million, an increase of 5.8% over net sales of $545.7 million in the first quarter of fiscal 2012. Excluding non-recurring costs of $1.3 million associated with the previously announced co-location of the Company’s headquarters in Davidson, North Carolina, adjusted operating income for the fiscal 2013 first quarter was $103.7 million, or 18.0% of net sales, compared to $96.8 million, or 17.7% of net sales in the same quarter a year ago. GAAP operating income for the fiscal 2013 first quarter was $102.4 million.

Excluding the after tax effects of these non-recurring costs, adjusted net income for the first quarter of fiscal 2013 rose 7.0% to $64.0 million, or $1.01 per diluted share (based on 62.7 million diluted shares outstanding), compared to $59.8 million, or $0.95 per diluted share, a year ago (based on 62.6 million diluted shares outstanding). GAAP net income for the first quarter of fiscal 2013 was $63.2 million, or $1.00 per diluted share.

An explanation and reconciliation of the non-GAAP financial measures contained in this press release to the most directly comparable GAAP financial measures are included in the attached tables.

Erik Gershwind, President and Chief Executive Officer, stated, “I am pleased with our performance this quarter and our continued success in executing our strategy. We produced revenue growth of nearly 6% in an eroding demand environment impacted by uncertainty and caution over the fiscal cliff. Our team demonstrated exceptional cost control, as reflected in adjusted incremental margin of over 20%, and strong execution of our share gain initiatives, such as vending and e-commerce.”

Jeff Kaczka, Executive Vice President and Chief Financial Officer, commented, “We aggressively and carefully managed our expenses in our fiscal first quarter to produce strong incremental margin, while our focus on working capital management reduced inventories and receivables and nearly doubled our cash flow from operations from the year ago quarter. Our financial position remains strong and affords us the ability to continue investing in the future of our business and to pursue an opportunistic growth strategy throughout market cycles.”

Mr. Gershwind concluded, “As I assume the role of CEO, I remain excited about the future of our company and our long-term strategic vision. In the near-term, both the demand and pricing environments have softened since we last reported and fiscal cliff issues have yet to be fully resolved and digested by our customers. We have very limited visibility heading into the second quarter and as such are planning for a continuation of the current environment. We do see some signs for cautious optimism on the horizon, such as an uptick in December’s ISM report, that would bode well should the trend continue. Regardless of environment, we expect to take share, to continue investing in key programs and to balance that with strong expense control like we demonstrated in the first quarter. We remain committed to executing on our time-tested strategy and expect to drive strong growth as the market improves.”

Outlook

Based on a continuation of current market conditions, for the fiscal 2013 second quarter the Company expects net sales to be between $563 million and $575 million reflecting projected average daily sales growth of 1.0% at the midpoint. Excluding non-recurring costs related to the co-location of the Company’s headquarters in Davidson, North Carolina, the Company expects adjusted diluted earnings per share for the second quarter of fiscal 2013 to be between $0.86 and $0.90. Guidance reflects the soft demand environment and the lack of a mid-year price adjustment.

The Company expects these non-recurring costs to have a minimal impact on its GAAP diluted earnings per share in the fiscal second quarter. The Company expects to spend a total of approximately $7 million in non-recurring relocation costs in the remainder of fiscal year 2013 and fiscal 2014.

The management of MSC will host a conference call today, at 11:00 a.m. Eastern Time, to review the Company’s results for the fiscal 2013 first quarter, and to comment on current operations. The call may be accessed via the Internet on the home page of MSC’s website located at: www.mscdirect.com. A replay of the conference call will be available on the Company’s website until Thursday, February 7, 2013.

Alternatively, the conference call can be accessed by dialing 1-800-860-2442 (U.S.) or 1-412-858-4600 (international). A replay will be available within one hour of the conclusion of the call and will remain available until Thursday, February 7, 2013. The replay is accessible by dialing 1-877-344-7529 (U.S.) or 1-412-317-0088 (international) and entering passcode 10022853.

The Company’s next reporting date for its fiscal 2013 second quarter will be Wednesday, April 10, 2013.

About MSC Industrial Direct Co., Inc.

MSC Industrial Direct Co., Inc. is one of the largest distributors of Metalworking and Maintenance, Repair and Operations ("MRO") supplies to industrial customers throughout the United States. MSC employs one of the industry's largest sales forces and distributes approximately 600,000 industrial products from approximately 3,000 suppliers. In-stock availability is approximately 99%, with next day standard delivery to the contiguous United States on qualifying orders up until 8 p.m. Eastern Time. For more information, visit MSC's website at http://www.mscdirect.com.

Note Regarding Forward-Looking Statements: Statements in this Press Release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about expected future results, are forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include: problems with successfully integrating acquired operations, unanticipated delays or costs associated with opening or expanding our customer fulfillment centers or customer service centers, current economic, political and social conditions, changing customer and product mixes, financial restrictions on outstanding borrowings, industry consolidation, the loss of key suppliers or supply chain disruptions, competition, general economic conditions in the markets in which we operate, volatility in commodity and energy prices, credit risk of our customers, risk of cancellation or rescheduling of orders, work stoppages or other business interruptions (including those due to extreme weather conditions) at transportation centers or shipping ports, the risk of war, terrorism and similar hostilities, dependence on our information systems and on key personnel, and the outcome of potential government or regulatory proceedings or future litigation relating to pending or future claims, inquiries or audits. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the reports on Forms 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission. We assume no obligation to update any of these forward-looking statements.

(Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands)

	December 1, 2012	September 1, 2012
	(unaudited)

ASSETS
Current Assets:
Cash and cash equivalents	$233,506	$168,453
Accounts receivable, net of allowance for doubtful accounts	288,288	297,215
Inventories	387,615	393,412
Prepaid expenses and other current assets	33,480	29,313
Deferred income taxes	31,718	31,718
Total current assets	974,607	920,111

Property, plant and equipment, net	187,615	174,597
Goodwill	289,124	289,124
Identifiable intangibles, net	48,546	51,212
Other assets	8,061	9,832
Total assets	$1,507,953	$1,444,876

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease and financing obligations	$1,082	$1,007
Accounts payable	84,119	96,640
Accrued liabilities	87,834	72,868
Total current liabilities	173,035	170,515
Capital lease obligations, net of current maturities	2,243	2,189
Deferred income taxes and tax uncertainties	85,061	85,061
Total liabilities	260,339	257,765
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	--	--
Class A common stock	53	53
Class B common stock	15	16
Additional paid-in capital	502,713	483,682
Retained earnings	1,015,187	970,965
Accumulated other comprehensive loss	(2,174)	(2,443)
Class A treasury stock, at cost	(268,180)	(265,162)
Total shareholders’ equity	1,247,614	1,187,111
Total liabilities and shareholders’ equity	$1,507,953	$1,444,876

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Income

 (In thousands, except net income per share data)

	(unaudited)
	Thirteen Weeks Ended
	December 1, 2012	November 26, 2011
Net sales	$577,491	$545,703

Cost of goods sold	312,402	293,570
Gross profit	265,089	252,133
Operating expenses	162,737	155,309
Income from operations	102,352	96,824
Other (Expense) Income:
Interest expense	(52)	(46)
Interest income	43	50
Other expense, net	(16)	(4)
Total other expense	(25)	—
Income before provision for income taxes	102,327	96,824
Provision for income taxes	39,140	36,987
Net income	$63,187	$59,837
Per Share Information:
Net income per common share:
Basic	$1.01	$0.95
Diluted	$1.00	$0.95
Weighted average shares used in computing net income per common share:
Basic	62,378	62,285
Diluted	62,701	62,627
Cash dividend declared per common share	$0.30	$0.25

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

	(unaudited)
	Thirteen Weeks Ended
	December 1, 2012	November 26, 2011
Net income, as reported	$63,187	$59,837
Cumulative foreign currency translation adjustment	269	(692)
Comprehensive income	63,456	59,145

MSC INDUSTRIAL DIRECT CO., INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

	(unaudited)
	Thirteen Weeks Ended
	December 1, 2012	November 26, 2011
Cash Flows from Operating Activities:
Net income	$63,187	$59,837
Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	10,021	7,823
Stock-based compensation	4,253	3,828
Loss on disposal of property, plant, and equipment	60	1
Provision for doubtful accounts	1,116	1,541
Deferred income taxes	—	4,195
Excess tax benefits from stock-based compensation	(3,451)	(2,784)
Changes in operating assets and liabilities, net of amounts associated with business acquired:
Accounts receivable	7,931	(5,442)
Inventories	5,915	(16,131)
Prepaid expenses and other current assets	(4,161)	(3,775)
Other assets	1,073	1,942
Accounts payable and accrued liabilities	3,425	(4,843)

Total adjustments	26,182	(13,645)

Net cash provided by operating activities	89,369	46,192

Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(16,993)	(8,271)
Cash used in business acquisition, net of cash received	—	(1,246)

Net cash used in investing activities	(16,993)	(9,517)

Cash Flows from Financing Activities:
Purchases of treasury stock	(3,506)	(3,331)
Payment of cash dividends	(18,907)	(15,746)
Payments on capital lease and financing obligations	(279)	(136)
Excess tax benefits from stock-based compensation	3,451	2,784
Proceeds from sale of Class A common stock in connection with associate stock purchase plan	863	739
Proceeds from exercise of Class A common stock options	11,024	10,567
Borrowings under financing obligations	—	814
Net cash used in financing activities	(7,354)	(4,309)

Effect of foreign exchange rate changes on cash and cash equivalents	31	(91)
Net increase in cash and cash equivalents	65,053	32,275
Cash and cash equivalents – beginning of period	168,453	95,959
Cash and cash equivalents – end of period	$233,506	$128,234

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$5,999	$6,602
Cash paid for interest	$5	$--

Non-GAAP Financial Measures

To supplement MSC’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures, including adjusted operating income, adjusted net income and adjusted net income per diluted share. These supplemental measures exclude non-recurring costs associated with the co-location of our corporate headquarters in Davidson, North Carolina and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with MSC's results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude these non-recurring costs to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such costs are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, and for benchmarking performance externally against competitors. In addition, we use non-GAAP financial measures as performance metrics for management incentive programs. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	a better understanding of how management plans and measures the Company’s underlying business.

The following tables reconcile GAAP operating income, GAAP net income and GAAP net income per diluted share (“EPS”) to non-GAAP, adjusted operating income, adjusted net income, and adjusted net income per diluted share:

	Three Months Ended December 1, 2012
(in thousands)	$	Margin
GAAP Operating income	$102,352	17.7%
Headquarters non-recurring co-location costs	1,327
Adjusted Operating income	$103,679	18.0%

	Three Months Ended	Three Months Ended
	December 1, 2012	November 26, 2011
(in thousands)	$	$	Incremental Margin
Net sales	$577,491	$545,703
Cost of goods sold	312,402	293,570
Gross profit	265,089	252,133
Operating expenses	162,737	155,309
Income from operations	102,352	96,824	17.4%
Headquarters non-recurring co- location costs	1,327	-
Adjusted Operating income	$103,679	$96,824	21.6%

	Three Months Ended December 1, 2012
(in thousands, except per share amounts)	$(after tax)	Diluted EPS
GAAP net income	$63,187	$1.00
Headquarters non-recurring co- location costs*	820	0.01
Adjusted net income	$64,007	$1.01

*	On a pre-tax basis includes charges of $1,327,000 reported within Operating Expenses for the three months ended December 1, 2012 associated with the Co-Location of the Company’s headquarters in Davidson, North Carolina.

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